UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5320061
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1 Great Valley Parkway, Suite 24, Malvern,
Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2020, TELA Bio, Inc. (the “Company”) and WPT Land 2 LP (the “Landlord”) entered into a Third Amendment to Lease Agreement (the “Third Amendment”), amending that certain Lease Agreement, dated January 31, 2013 (as subsequently amended, the “Lease Agreement”) relating to the Company’s corporate headquarters and research and development space located at 1 Great Valley Parkway, Malvern, Pennsylvania 19355.

The Third Amendment extends the term of the Lease Agreement from May 31, 2021 to May 31, 2028 with respect to the property originally subject to the Lease Agreement (the “Original Premises”). From June 1, 2021 to May 31, 2022, the Company is obligated to pay the Landlord a monthly base rent of $18,663.07 in respect of the Original Premises, which will increase by $0.35 per rentable square foot on June 1 of each succeeding year during the term.

Pursuant to the Third Amendment, the Company has also leased an additional 8,613 square feet (the “Expansion Premises”) from the Landlord at the Company’s corporate headquarters commencing on the date of delivery of the Expansion Premises by Landlord, which is anticipated to occur no later than March 1, 2023. If the Landlord delivers the Expansion Premises prior to March 1, 2023, the Company will pay the Landlord a monthly base rent in respect of the Expansion Premises based on the rate per rentable square foot as is then applicable to the Original Premises. Beginning on March 1, 2023, the Company will pay a monthly base rent of $10,479.15 in respect of the Expansion Premises, which shall increase annually by $0.35 per rentable square foot beginning on June 1, 2024. The Expansion Premises will expand the Company’s leased square footage in the building from 16,112 square feet to 24,725 square feet (the “Leased Premises”).

The Company has the right, at its option and subject to certain conditions, to extend the term of the Leased Premises for one additional period of five years following the expiration of the term of the Lease Agreement as amended by the Third Amendment, at an annual rate equal to fair market value as described in the Third Amendment.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: December 29, 2020